Exhibit 10.11


                       BioPhan Technologies Inc.

                   Financial Accommodations Agreement



Bellador (Labuan) Ltd                               Date:  July 1, 2002

Gentlemen:

The undersigned as a duly authorized officer's or agent's of Bellador (Labuan) Ltd., a company incorporated in Malaysia hereby states and agrees on behalf of BELLADOR (LABUAN) LTD., as follows:

BELLADOR (LABUAN) LTD., understands that BioPhan Technologies Inc., a corporation organized under the laws of the State of Nevada, U.S.A. (the "Company"), is making available, pursuant to the exemption from registration provided under Regulation S promulgated by the United States Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "1933 Act"), up to 1,000,000 restricted shares of its $.005 par value Common Stock (the "Restricted Shares"). At the Company's election, it may increase the number of Restricted Shares to 3,000,000.

In acknowledgement of the foregoing and upon the representations appearing hereinafter, BELLADOR (LABUAN) LTD., hereby agrees to offer the Restricted Shares (the "Shares") to their clients (the "Clients"), at such times and in such numbers of the Shares as shall be determined by BELLADOR (LABUAN) LTD., and with reference to clauses 4 (c) and 4 (d) herein, at a price per Share equal to the reported closing trading price; (i.e. Bid Price) of the Company's shares on the most recent day, prior to the date of the sale of Shares, upon which the Company's shares traded on the OTC Bulletin Board. BELLADOR (LABUAN) LTD., Each Client purchasing Shares shall deliver a subscription agreement along with the purchase price for the Shares, together with a transaction fee of 0.75% or a minimum of $75.00 in US dollars to the Company. The Company agrees to issue to BELLADOR (LABUAN) LTD., restricted common shares valued on the same basis in the equivalent amount of 10 (ten) percent of the value of any Shares so placed by BELLADOR (LABUAN) LTD; the Company will remit to BELLADOR (LABUAN) LTD. additional compensation for the services provided a cash amount equal to 35% of the amount BELLADOR (LABUAN) LTD's clients paid for the shares, plus the relevant transaction fee less any related bank clearance fees. Funds due to BELLADOR (LABUAN) LTD., will be remitted by the Company to BELLADOR (LABUAN) LTD. or its nominees, on a weekly basis. Upon acceptance by the
Company, BELLADOR (LABUAN) LTD   will hereby confirm its intent to
encourage Clients to become a shareholder of the Company. In order to induce the Company to accept its offer, BELLADOR (LABUAN) LTD., advises as follows:

1    Receipt of Information  ;  BELLADOR (LABUAN) LTD., acknowledges that it has received and has carefully reviewed the Company's annual report on Form 10-K for the fiscal year ended February 28, 2002 and the report on Form 10-Q for the quarters ended May 31, August 31 and November 30, 2001 (the "Reports").

2    Availability of Information;  BELLADOR (LABUAN) LTD., hereby acknowledges that the Company has made available to it the opportunity to ask questions of, and receive answers from, the Chief Executive Officer of the Company, and any other person or entity acting on behalf of the Company as requested by BELLADOR (LABUAN) LTD., concerning the terms and conditions of the offering and the materials and information contained in the Reports, and to obtain any additional information requested by BELLADOR (LABUAN) LTD., to the extent the Company possesses such information or can acquire it without unreasonable effort or expense, as it may deem necessary to verify the accuracy of the information provided by the Company or any such person or entity.

3    Representations, Warranties and Covenants;   BELLADOR (LABUAN) LTD.,
represents and warrants to the Company (and understands and acknowledges that the Company is relying on the accuracy and completeness of such representations and warranties in connection with the availability of an exemption for the offer and sale of the Shares from the registration requirements of the U.S. securities laws) that:

    a) BELLADOR (LABUAN) LTD., understands and agrees that the Shares have not been registered under the 1933 Act, or the securities laws of any other jurisdiction and will be deemed "restricted securities" as defined in Rule 144 under 1933 Act.

    b) BELLADOR (LABUAN) LTD., understands and agrees that, if this Finance Agreement is accepted and the Shares are sold to BELLADOR (LABUAN) LTD., Clients, such sales will be pursuant to the exemption from the 1933 Act's registration requirement provided in Regulation S, and that BELLADOR (LABUAN) LTD., is prohibited from selling or otherwise disposing of the Shares except in accordance with Regulation S which imposes, among other things, the resale restrictions specified in Rule 144 promulgated under the 1933 Act, or pursuant to another available exemption from registration, and the shares will continue to be deemed restricted securities notwithstanding that they were acquired in a transaction pursuant to Regulation S.

    c) BELLADOR (LABUAN) LTD., understands and agrees that hedging transactions involving the Shares may not be conducted unless in compliance with the 1933 Act.

    d) BELLADOR (LABUAN) LTD., understands and agrees that the Company may lodge stop transfer instructions with its transfer agent in order to restrict the transfer of the Shares in accordance with the foregoing representations, and that the certificates representing the Shares will contain a legend restricting transfer as prescribed by Section 903(b)(3) of Regulation S.

    e) BELLADOR (LABUAN) LTD., understands and agrees that Clients are not "U.S. Persons" as that term is defined in Regulation S and that no offer or sale shall be made to any US resident or citizen or Canadian resident or citizen.

    f) BELLADOR (LABUAN) LTD., understands and agrees that Clients will always reside and be located outside the U.S. at the time of both the offer and sale of the Shares and that there will be no directed selling efforts in the US or Canada.

    g) BELLADOR (LABUAN) LTD., understands and agrees that Clients are not purchasing the Shares as a part of any plan or scheme to evade the registration requirements of the 1933 Act. BELLADOR (LABUAN) LTD. and that Clients are buying for investment and not for resale in the United States, except in accordance with Rule 144 or any other exemption from registration.

    h) BELLADOR (LABUAN) LTD., understands and agrees that Clients have an interest only in part with respect to this Finance Agreement Clients are not acquiring the Shares, or any part of them, for the account or benefit of a U.S. person or US or Canadian resident or citizen, and that No buyer at the time of the order or sale shall be in the US and BELLADOR (LABUAN) LTD., must in good faith so believe.

    i) In the event BELLADOR (LABUAN) LTD., distributes any portion of the Shares subscribed for hereby to any distributor, dealer or other person receiving any selling concession, fee or other remuneration, prior to the expiration of a one-year distribution compliance period, BELLADOR (LABUAN) LTD., agrees that it will send a written confirmation or other notice to such purchaser stating that such purchaser is subject to the same restrictions on offers and sales that apply to a distribution under Regulation S and that the Shares acquired are subject to Rule 144 resale restrictions.

    j) BELLADOR (LABUAN) LTD., understands and agrees that it shall have sole responsibility for determining whether securities laws registration or other procedures of any non-United States jurisdiction or jurisdictions will be applicable to the transactions contemplated herein, and shall take all steps necessary to ensure compliance with any such applicable securities laws and regulations and BELLADOR (LABUAN) LTD., shall have sole responsibility for making any disclosures required by any non United States jurisdiction.

    k) BELLADOR (LABUAN) LTD., agrees that it will not make any representation to its Clients about BioPhan Technologies Inc., without authorization from BioPhan Technologies Inc., BELLADOR (LABUAN) LTD., agrees that it will indemnify and hold BioPhan Technologies Inc., harmless in the event of any breach or violation of any securities laws in any jurisdiction and all activities undertaken pursuant to this agreement are at the sole risk of BELLADOR (LABUAN) LTD.

    l) Neither BELLADOR (LABUAN) LTD., nor any affiliates of BELLADOR (LABUAN) LTD., nor any person acting on its behalf, has engaged in any (i) general solicitation or general advertising within the meaning of Rule 502(c) under the 1933 Act or (ii) directed selling efforts within the meaning of Rule 903 under Regulation S and BELLADOR (LABUAN) LTD. has complied and will comply with the offering restrictions of such Rule 903.

4    Offering Procedure;  BELLADOR (LABUAN) LTD., understands agrees that this Financial Agreement is subject to each of the following terms and conditions:

    a) The Company may reject this Financial Agreement for any reason, and this Financial Accommodations Agreement shall become binding upon the Company only when accepted, in writing, by the Company.

    b) If the Financial Agreement is rejected, all funds submitted hereby will be returned to BELLADOR (LABUAN) LTD., Clients without interest thereon or deduction there from.

    c) This Financial Agreement will have an initial term of three months (the "Initial Term") but will automatically renew for successive one month periods unless terminated pursuant to paragraph 4(e).

    d) Each order shall be accompanied by a subscription agreement in form and substance satisfactory to BioPhan Technologies Inc.,, and its acceptance shall be at the sole discretion of BioPhan Technologies Inc.

    e) After the Initial Term, this Financial Agreement may be terminated by either party with thirty (30) days notice to the other party.

5    Payment;  As payment for the subscription made hereby, BELLADOR (LABUAN)
LTD., Clients will tender to the Company, or its escrow agent as designate by the Company, payment in U.S. Dollars, made to the order of BioPhan Technologies Inc., or in such other form as may be acceptable to the Company. Payment shall not be deemed completed until the money is transferred to BioPhan's designated bank account.

6    Rule 144 Restriction Statement;  Upon acceptance by BioPhan Technologies
Inc., of a fully completed subscription agreement, BioPhan Technologies
Inc., will undertake to issue a "Statement" "In Letter Format attached to the Share Certificate" that will advise BELLADOR (LABUAN) LTD., Clients that the shares purchased will become freely tradable after the elapse of the fifteen month hold restriction period in compliance with Rule 144.

7    Share Certificates;  BioPhan Technologies Inc., will provide share certificates issued through a registered Stock Transfer Agent to BELLADOR (LABUAN) LTD., Clients and to BELLADOR (LABUAN) LTD., within two weeks of funds being received by the Company.

Very truly yours,

BioPhan Technologies Inc.

  /s/Michael L. Weiner
___________________________
Michael L. Weiner
President and CEO

Accepted and Agreed to:

Bellador (Labuan) Ltd.

  /s/Peter Taylor                                    /s/James Kirby
___________________________                        ___________________________
Peter Taylor                                       James Kirby
Director                                           Director


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